EXHIBIT 99.1

Drinks Americas Offers Guidance for Third Quarter 2010 and Review of Venture
with Mexcor International Wine and Spirits

  Third Quarter Revenue Growth Up $385,000 Over Second Quarter

Company Previews Substantial Debt and Overhead Reduction

WILTON, CT, February 16, 2010 – Drinks Americas Holdings, Ltd. (OTCBB: DKAM) a leading owner, developer and marketer of premium beverages associated with renowned icons, reiterated that it will hold an earnings call on February 17, 2010 in order to review quarterly results from the second quarter 2010, and to offer a preliminary view of results for the third quarter 2010. The Company will also discuss its reduction of debt and overhead, as well as the recent material developments in its venture with Mexcor International Wine and Spirits.

As previously reported, due to capital constraints, the Company’s second quarter shipments and resulting revenue were only $15,000.  In the third quarter 2010 ended January 31, 2010, the Company shipped and sold approximately $400,250 in product.

As a result of various negotiations, the Company has reduced its payables and short term debt, which will be reflected in third quarter reporting.  As a result of the reconfiguration of the Company’s business model, Drinks’ annual overhead will be reduced from an historical run rate of more than $4.8 million annually to approximately $1.2 million annually.

The Company recently announced a venture with Mexcor International Wine and Spirits to accelerate the production and distribution of its products, which will be discussed during the Feb 17th call.  Drinks will publish a shareholder letter that will be posted on www.drinksamericas.com following the call describing this new venture.

As previously announced, the Conference Call and Webcast on Wednesday, February 17 begins at 11:00AM Eastern Time.  The dial-in number for the conference call is 1-480-629-9868 or toll free 1-888-561-1721, access code 4230250.  Begin dialing in 10 minutes prior to the conference start time.

To listen to the live Webcast, go to:

http://w.on24.com/r.htm?e=194189&s=1&k=17959216EB9325744D13FA646F1D3EB8

The call will also be available for replay for seven days by dialing 1-303-590-3030 or toll free 1-800-406-7325, access code 4230250.

About Drinks Americas

Drinks Americas develops, owns, markets, and nationally distributes alcoholic and non-alcoholic premium beverages associated with renowned icon celebrities, including Olifant Vodka, Kid Rock's American BADASS Beer, Trump Super Premium Vodka and Willie Nelson's Old Whiskey River Bourbon. The Company also has a partnership with Universal Music's Interscope, Geffen, A&M Records to jointly develop and launch beverage products. Other products owned by Drinks Americas include Aguila Tequila from Mexico and Rheingold Beer.

For further information, please visit our website at www.drinksamericas.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Charles Davidson
Drinks Americas, Inc.
203-762-7000
cdavidson@drinksamericas.com

Dan Schustack
CEOcast, Inc.
212-732-4300
dschustack@ceocast.com

Richard Miller
Mirador Consulting
561-989-3600
rm@miradorconsulting.com